Registration No. 333-____________
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________
                                    Form S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ________________
                           SCBT Financial Corporation
             (Exact name of registrant, as specified in its charter)

         South Carolina                                          57-0799315
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                               520 Gervais Street
                         Columbia, South Carolina 29201
                    (Address of principal executive offices)
                                ________________

                 SCBT Financial Corporation Stock Incentive Plan
                            (Full title of the plan)
                                ________________

                                C. JOHN HIPP, III
                      President and Chief Executive Officer
                           SCBT Financial Corporation
                               520 Gervais Street
                         Columbia, South Carolina 29201
                     (Name and address of agent for service)

                                 (803) 771-2265
          (Telephone number, including area code, of agent for service)
                                ________________
                         CALCULATION OF REGISTRATION FEE

========================================= ===================== ================== ==================== ====================
                                                                Proposed maximum    Proposed maximum
Title of each class of securities to be       Amount to be       offering price    aggregate offering        Amount of
               registered                      registered           per unit              price          registration fee
----------------------------------------- --------------------- ------------------ -------------------- --------------------
     Common Stock, $2.50 par value         600,000 shares (1)      $27.69 (2)        $16,614,000 (2)          $2,105
========================================= ===================== ================== ==================== ====================
(1)  In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of additional shares of common stock issuable with respect to the shares registered hereunder in the event of a stock split, stock dividend or other similar transaction.
(2)  In accordance with Rule 457(h)(1) of Regulation C, the maximum offering price per share is computed on the basis of the average high ($28.23) and low ($27.15) prices for shares of Common Stock on May 21, 2004 as reported on the NASDAQ
     National Market.
============================================================================================================================

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission by SCBT Financial Corporation, a South Carolina corporation (the "Company"), are incorporated by reference into this Registration Statement:

          (a) the Company's Annual Report on Form 10-K for the year ended December 31, 2003;

          (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004; and

          (c) the description of the Company's Common Stock, par value $2.50 per share, as set forth in the Company's registration statement on Form 8-A filed on March 8, 2004 pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or that deregisters all of such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document (which also is, or is deemed to be, incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 6. Indemnification of Directors and Officers.

         Under the Company's Bylaws, each director of the Company has the right to be indemnified by the Company to the maximum extent permitted by law against
(i) reasonable expenses incurred in connection with any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding seeking to hold the director liable by reason of his or her actions in such capacity and (ii) reasonable payments made by the director in satisfaction of any judgment, money decree, fine, penalty or settlement for which he or she became liable in such action, suit or proceeding. This right to indemnification includes the right to the advancement of reasonable expenses by the Company, to the maximum extent permitted by law. Under its Bylaws, to the extent authorized by its board of directors, the Company may also grant rights of indemnification to any of its officers to the fullest extent permitted under its Bylaws with respect to the indemnification of directors.

         Pursuant to the South Carolina Business Corporation Act of 1988 (the "Act"), a South Carolina corporation has the power to indemnify its directors and officers provided that they act in good faith and reasonably believe that their conduct was lawful and in the corporate interest (or not opposed thereto), as set forth in the Act. Under the Act, unless limited by its articles of incorporation, a corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer, against reasonable expenses incurred by the director or officer in connection with the proceeding. The Company's Articles of Incorporation do not provide otherwise. The Act permits a corporation to pay for or reimburse reasonable expenses in advance of final disposition of an action, suit or proceeding only upon (i) the director's certification that he or she acted in good faith and in the corporate interest (or not opposed thereto) and (ii) the director furnishing a written undertaking to repay the advance if it is ultimately determined that he or she did not meet this standard of conduct.

         Under the Company's articles of incorporation, no director of the Company will be liable to the Company or its shareholders for monetary damages for breach of his or her fiduciary duty as a director, to the maximum extent permitted by law.

         The Act also empowers a corporation to provide insurance for directors and officers against liability arising out of their positions, even though the insurance coverage may be broader than the corporation's power to indemnify. The Company maintains directors and officers' liability insurance for the benefit of its directors and officers.

Item 8.  Exhibits.

Exhibit Number      Description
--------------      -----------

   4.1 SCBT Financial Corporation Stock Incentive Plan (incorporated by reference to Appendix A to the Company's Proxy Statement, dated March 11, 2004, filed with the Securities and Exchange Commission on March 12, 2004)

   4.2 Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended March 31, 2004)

   4.3 Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended March 31, 2004)

   5 Opinion of Robinson, Bradshaw & Hinson, P.A. with respect to the validity of the shares being offered

   23.1             Consent of Robinson, Bradshaw & Hinson, P.A. (contained in
                    Exhibit 5)

   23.2             Consent of J. W. Hunt and Company, LLP

   24.1             Powers of Attorney


Item 9.  Undertakings.

         The Company hereby undertakes as follows:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of South Carolina, on this 27th day of May, 2004.


                              SCBT FINANCIAL CORPORATION

                              By:        /s/ C. John Hipp, III
                                         ---------------------------------------
                                         C. John Hipp, III
                                         President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Title                              Date
---------                        ------                            ------

/s/ C. John Hipp, III            President and Chief Executive      May 27, 2004
------------------------------   Officer and Director
C. John Hipp, III                 (principal executive officer)


/s/ Richard C. Mathis            Executive Vice President and       May 27, 2004
------------------------------    Chief Financial Officer
Richard C. Mathis                 (principal financial officer)

/s/ John L. Phillips             Senior Vice President              May 27, 2004
------------------------------    (principal accounting
John L. Phillips                  officer)

/s/ Colden R. Battey, Jr.*       Director                           May 27, 2004
------------------------------
Colden R. Battey, Jr.

/s/ Luther J. Battiste, III*     Director                           May 27, 2004
------------------------------
Luther J. Battiste, III

                                 Director
------------------------------
Charles W. Clark

                                 Director
------------------------------
M. Oswald Fogle

/s/ Dwight W. Frierson*          Director                           May 27, 2004
------------------------------
Dwight W. Frierson

/s/ Robert R. Hill, Jr.*         Director                           May 27, 2004
------------------------------
Robert R. Hill, Jr.

/s/ Robert R. Horger*            Director                           May 27, 2004
------------------------------
Robert R. Horger

/s/ Harry M. Mims, Jr.*          Director                           May 27, 2004
------------------------------
Harry M. Mims, Jr.

/s/ Ralph W. Norman*             Director                           May 27, 2004
------------------------------
Ralph W. Norman

/s/ Anne H. Oswald*              Director                           May 27, 2004
------------------------------
Anne H. Oswald

                                 Director
------------------------------
James W. Roquemore

/s/ Thomas E. Suggs*             Director                           May 27, 2004
------------------------------
Thomas E. Suggs

/s/ A. Dewall Waters*            Director                           May 27, 2004
------------------------------
A. Dewall Waters

/s/ John W. Williamson, III*     Director                           May 27, 2004
------------------------------
John W. Williamson, III

/s/ Cathy Cox Yeadon*            Director                           May 27, 2004
------------------------------
Cathy Cox Yeadon


* By: /s/ Richard C. Mathis
      ------------------------
      Richard C. Mathis
      Attorney-in-fact

                                  EXHIBIT INDEX

Exhibit Number      Description
--------------      -----------

   4.1 SCBT Financial Corporation Stock Incentive Plan (incorporated by reference to Appendix A to the Company's Proxy Statement, dated March 11, 2004, filed with the Securities and Exchange Commission on March 12, 2004)

   4.2 Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended March 31, 2004)

   4.3 Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended March 31, 2004)

   5 Opinion of Robinson, Bradshaw & Hinson, P.A. with respect to the validity of the shares being offered

   23.1             Consent of Robinson, Bradshaw & Hinson, P.A. (contained in
                    Exhibit 5)

   23.2             Consent of J. W. Hunt and Company, LLP

   24.1             Powers of Attorney